UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2024

Onex Direct Lending BDC Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01405	86-3687484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

930 Sylvan Avenue Englewood Cliffs, NJ	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 541-2121

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2024, Edward U. Gilpin notified the Board of Trustees (the “Board”) of Onex Direct Lending BDC Fund (the “Company”) that he is resigning from the Company effective September 30, 2024. Mr. Gilpin served as Chief Financial Officer and Treasurer of the Company.

On September 5, 2024, the Board appointed Albert Siu, 49, as Interim Chief Financial Officer and Treasurer of the Company, effective September 30, 2024. Mr. Siu will continue to serve as the Company’s Chief Accounting Officer and Controller.

Albert Siu is Chief Accounting Officer and Controller of the Company. Prior to joining Onex Credit in September 2022, Mr. Siu was at BC Partners, Inc. where he was the Chief Accounting Officer of Mount Logan Capital, Inc., a Canadian Public Company. Mr. Siu has more than 20 years of experience in financial services and holds a B.B.A. from Pace University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEX DIRECT LENDING BDC FUND

Date: September 5, 2024

	By:	/s/ Zachary Drozd
	Name:	Zachary Drozd
	Title:	General Counsel and Chief Compliance Officer